Exhibit 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2636) of The Earthgrains Company of our report dated December 15, 2000 relating to the financial statements of The Earthgrains Company Employee Stock Ownership/401(k) Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

St. Louis, Missouri
December 22, 2000


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